                                                                    Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement numbers 33-51333 on Form S-4 filed December 8, 1993, as amended by Pre-Effective Amendment No. 1 filed January 12, 1994; 33-60648 on Form S-8 filed April 2, 1993; 33-59892 on Form S-3 filed March 23, 1993, as amended by Pre-Effective Amendment No. 1 filed May 14, 1993; 33-51064 on Form S-3 filed
August 20, 1992, as amended by Pre-Effective Amendment No. 1 filed October 23, 1992; 33-50124 on Form S-8 filed July 29, 1992; 33-65326 on Form S-8 filed
July 1, 1993; 33-43862 on Form S-3 filed November 12, 1991, as amended by Pre-Effective Amendment No. 1 filed January 17, 1992 (to which the prospectus in 33-51064 also applies); 33-36718 on Form S-3 filed September 7, 1990, as amended by Pre-Effective Amendment No. 1 filed November 28, 1990 (to which the prospectus in 33-51064 also applies); 33-26755 on Form S-3 filed January 27, 1989, as amended by Pre-Effective Amendment No. 1 filed February 16, 1989 and Post-Effective Amendment No. 1 filed November 3, 1992; 33-23192 on Form S-3 filed July 21, 1988, as amended by Pre-Effective Amendment No. 1 filed September 13, 1988 (to which the prospectus in 33-51064 also applies); 33-11516 on Form S-3 filed January 26, 1987, as amended by Amendment No. 1 filed March 12, 1987 and Amendment No. 2 filed April 3, 1987 (to which the prospectus in 33-36718 also applies); 2-93664 on Form S-3 filed on October 9, 1984, as amended by Amendment No. 1 filed November 23, 1984; 33-28252 on Form S-8 filed April 19, 1989, as amended by Post-Effective Amendment No. 1 filed August 15, 1989 and Post-Effective Amendment No. 2 filed February 22, 1990; 33-13368 on Form S-8 (to which the prospectus in 33-28252 also applies); 33-29646 on Form S-8 filed June 30, 1989, as amended by Post-Effective Amendment No. 1 filed August 3, 1990; and 2-82873, 2-71577, 2-64201, 2-58595, 2-57423, 2-
53068, 2-47747, 2-32651 and 33-14135 on Form S-8 (to all of which the prospectus in 33-29646 also applies), of BankAmerica Corporation and related prospectuses of our report dated January 18, 1994, except for Note 2, as to which the date is January 27, 1994, with respect to the consolidated financial statements of BankAmerica Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended December 31,1993.


/s/ Ernst & Young
- ----------------
Ernst & Young
San Francisco, California
March 14, 1994